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                                                                     Exhibit 8.2






                                                 September 9, 1996


FIRSTPLUS INVESTMENT CORPORATION
3773 Howard Hughes Parkway, Suite 300N
Las Vegas, Nevada 89109

         Re:      FIRSTPLUS INVESTMENT CORPORATION
                  Registration Statement on Form S-3
                  Registration No. 333-10451

Ladies and Gentlemen:


         We have acted as counsel for FIRSTPLUS INVESTMENT CORPORATION, a corporation organized under the laws of the State of Nevada (the "Company"), and certain trusts, all of the beneficial ownership of which will be initially owned by the Company (each, an "Issuer"), in connection with the proposed issuance by each Issuer of Asset Backed Certificates (the "Certificates") or Asset Backed Notes (the "Notes"). The Certificates of a series are to be issued pursuant to a Trust Agreement, each between the Issuer, a special purpose entity to be specified therein (the "SPV"), and an owner trustee to be specified therein (the "Owner Trustee"). The Trust Agreement, in the form filed with the Securities and Exchange Commission as an exhibit to Amendment No. 1 to the Company's registration statement (as amended, the "Registration Statement") on Form S-3 (File No. 333-10451) under the Securities Act of 1933, as amended (the "1933 Act"), is herein referred to as the "Trust Agreement". The Notes of a series are to be issued pursuant to an Indenture for such series, each between the applicable Issuer and the Indenture Trustee (as defined therein). The Indenture, in the form filed with the Securities and Exchange Commission as an exhibit to the Registration Statement, is herein referred to as the "Indenture."



         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Issuer's form of organizational documents, the form of Trust Agreement and the form of Certificates included therein, the form of Indenture and the form of Notes included therein and such other documents, records, certificates of the Issuer and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that the Trust Agreement as completed for each series will be duly executed and delivered by each of the parties thereto; that the Certificates as completed for each series will be duly executed and delivered substantially in the forms contemplated by the Trust Agreement; and that the Certificates for each series will be sold as described in the Registration Statement. We have also assumed that the Indenture as completed for each series will be duly executed and delivered by each of the parties thereto; that the Notes as completed for each series will be duly executed and delivered substantially

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FIRSTPLUS INVESTMENT CORPORATION
September 9, 1996
Page 2

in the forms contemplated by the Indenture; and that the Notes for each series will be sold as described in the Registration Statement.

         On the basis of the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that the description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the form of prospectus contained in the Registration Statement relating to Asset Backed Notes and Asset Backed Certificates accurately describes the material federal income tax consequences to holders of Certificates or Notes, as applicable, under existing law and subject to the qualifications and assumptions stated therein.

         The opinion herein is based upon our interpretations of current law, including court authority and existing Final and Temporary Regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated.

         We consent to the use and filing of this opinion as Exhibit 8.2 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement and Prospectus contained therein. In giving such consent we do not imply or admit that we are an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,




                                    /s/ ANDREWS & KURTH L.L.P.